                                                                   EXHIBIT 99(a)

                           [KINDER MORGAN LETTERHEAD]


                KINDER MORGAN ENERGY PARTNERS INCREASES QUARTERLY
                DISTRIBUTION TO $1.05, ANNUALIZED RATE OF $4.20;
                        REPORTS RECORD QUARTERLY EARNINGS

         HOUSTON, April 18, 2001 - Kinder Morgan Energy Partners, L.P. (NYSE:
KMP) today announced an increase in its first quarter distribution to $1.05 (an annualized rate of $4.20) per unit payable on May 15, 2001 to unitholders of record as of April 30, 2001. The distribution increase is 35 percent higher than the distribution of $0.775 per unit paid for the first quarter of 2000, and 11 percent higher than the $0.95 per unit paid in February of 2001. KMP has increased the distribution 10 times in the 17 quarters since its formation in February of 1997.

         KMP reported first quarter net income of $101.7 million, or $0.89 per unit, 71 percent higher than the $59.6 million, or $0.63 per unit, recorded in the same period a year ago.

         "KMP had a truly remarkable first quarter," said Richard D. Kinder, chairman and CEO of KMP. "We are delighted that our strong financial performance has enabled us to increase the distribution to an annualized rate of $4.20, allowing us to hit our year-end distribution target in the first quarter. Our results reflect both excellent internal growth and outstanding performance by recently acquired pipeline and terminal assets. In the first quarter, our fee-based portfolio of midstream assets continued to demonstrate its capability of delivering superb financial results even in a slowing U.S. economy."

         KMP experienced strong cash flow growth in each of its business segments.

         The Product Pipelines segment - comprised of more than 10,000 miles of pipe that transport gasoline, jet fuel, diesel fuel and natural gas liquids - delivered a 32 percent increase in earnings before DD&A of $85.8 million in the first quarter, compared to $64.8 million

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KMP-Q1 EARNINGS                                                           PAGE 2

during the same period a year ago. Segment earnings were aided by the additions of the West Coast liquids terminals and the Central Florida Pipeline Company, which were part of the recent GATX transaction, and KMP's 32.5 percent interest in the Cochin Pipeline System. The two largest product pipelines in this segment
- Pacific, which transports refined petroleum products on the West Coast, and Plantation Pipe Line Company, which transports products throughout the Southeast
- each realized delivery volume growth of 5 percent. In addition, KMP began to achieve cost savings from assuming the operations of Plantation (owned 51 percent by KMP and 49 percent by ExxonMobil). Beginning in the second quarter, earnings from the recently acquired CALNEV Pipe Line Company - which transports gasoline, jet fuel and diesel fuel from the Los Angeles area to the rapidly growing Las Vegas, Nev. market - will contribute to this business segment.

         The Natural Gas Pipelines segment, which now includes an additional $300 million in assets that KMP acquired at year-end from Kinder Morgan, Inc. (NYSE: KMI), had an excellent first quarter. Segment income before DD&A was $66.3 million, an 84 percent increase over the $36.1 million reported in the first quarter of 2000. The addition of Kinder Morgan Texas Pipeline (KMTP), a large intrastate pipeline, significantly boosted earnings in this segment. Additionally, Kinder Morgan Interstate Gas Transmission (KMIGT), Trailblazer Pipeline (KMP owns 67 percent), and Red Cedar Gathering Company (KMP owns 49 percent) all demonstrated improved performance and delivered strong results.

         The CO2 segment delivered first quarter earnings before DD&A of $27.6 million, 668 percent higher than the $3.6 million reported in the same period a year ago. "Granted, our increase in ownership in the former Shell CO2 Company, Ltd. to 100 percent and additional acquisitions in this segment over the past year are the primary reasons for growth," Kinder said. "However, it's important to note that this segment has also experienced solid internal growth, as evidenced by a 5 percent increase in volumes. There has been an increased interest in CO2 flooding, and we are continuing to execute new contracts by aggressively marketing our expertise and educating potential customers."

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KMP-Q1 EARNINGS                                                           PAGE 3

         Bulk Terminals, comprised of 29 terminals that transload coal, petroleum coke and other aggregates, reported a 30 percent increase in segment income before DD&A to $15.3 million, compared to $11.8 million in the first quarter of 2000. Earnings growth in this segment was attributable to both KMP's ongoing acquisition strategy, as KMP has added three terminals to this segment since the first quarter of 2000, and to particularly strong performances by the Cora, Illinois and Grand Rivers, Kentucky coal terminals.

         KMP's new business segment, Liquids Terminals, includes five larger terminals acquired from GATX that are not associated with KMP's existing product pipelines. Located in New York harbor, Chicago, Philadelphia and Houston, these terminals store and transfer both petroleum products and chemicals. First quarter earnings before DD&A were $20.4 million, higher than planned.

         "Looking ahead, we expect additional growth during the year, both internally and through acquisitions," Kinder said. "As a result, we have raised our annualized distribution target to between $4.30 and $4.40 per unit by year-end. Although KMP is more focused on cash flow than earnings, we expect $3.00 to $3.10 of earnings per unit in 2001."

         The following were among KMP's accomplishments during the first quarter.

     o Entered into a 10-year processing agreement with Duke Energy Merchants at three of KMP's transmix processing facilities located in Indianola, Pa., Hartford, Ill. and Richmond, Va. KMP receives a fee for processing the transmix, and Duke Energy Merchants markets the product, virtually eliminating all of KMP's commodity price exposure.

     o Purchased the Pinney Dock & Transport Company terminal for approximately $41.5 million in cash. The facility, which handles iron ore and other aggregates, is located in Ashtabula, Ohio on Lake Erie. This acquisition added another stable, fee-based terminal to KMP's Bulk Terminals business segment in a new geographic region. The transaction was immediately accretive to cash available for distribution to KMP unitholders.

     o Entered into two new carbon dioxide (CO2) contracts with Oxy Permian. Oxy plans to begin tertiary CO2 injection at the Cogdell Canyon Reef Unit later this year to extend the life of the field and produce approximately 10 million barrels of oil that would otherwise be unrecoverable. Cogdell, which is near the end of its economic life as a water flood, is located on the eastern portion of the Permian Basin north of Snyder, Texas. These long-term contracts will increase utilization of KMP's CO2 assets.

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KMP-Q1 EARNINGS                                                           PAGE 4

         Kinder Morgan Energy Partners, L. P. is the nation's largest pipeline master limited partnership with an enterprise value of approximately $7 billion. It owns and operates one of the largest product pipeline and terminal systems in the country. In addition, it is a major transporter of natural gas, operating more than 10,000 miles of pipeline; is the nation's leading provider of CO2 for use in enhanced oil recovery projects; and is one of the largest operators of bulk terminals, with 29 facilities that transload more than 40 million tons of coal, petroleum coke and other products annually.

         The general partner of KMP is owned by Kinder Morgan, Inc., one of the largest midstream energy companies in America, operating more than 30,000 miles of natural gas and product pipelines. KMI also has significant retail distribution, electric generation and terminal assets. Combined, the two companies have an enterprise value of approximately $17 billion.

PLEASE JOIN US AT 5 P.M. EASTERN TIME ON WEDNESDAY, APRIL 18, AT www.kindermorgan.com FOR A LIVE WEBCAST CONFERENCE CALL.

         This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Kinder Morgan believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein are enumerated in Kinder Morgan's Form 10-K and 10-Q as filed with the Securities and Exchange Commission.


                                       ###

              KINDER MORGAN ENERGY PARTNERS, L.P. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                                   (Unaudited)
                     (in thousands except per unit amounts)


                                                                     THREE MOS. ENDED MARCH 31
                                                                  ------------------------------
                                                                      2001              2000
                                                                  ------------      ------------
Revenues                                                          $  1,028,645      $    157,358
                                                                  ------------      ------------

Costs and Expenses
  Operating Expenses                                                   817,961            55,032
  Depreciation and amortization                                         30,075            18,845
  General and administrative                                            28,585            14,323
  Taxes, other than income taxes                                        13,673             6,097
                                                                  ------------      ------------
                                                                       890,294            94,297
                                                                  ------------      ------------
Operating Income                                                       138,351            63,061

Other Income/(Expense)
  Earnings from equity investments                                      21,203            14,817
  Amortization of excess cost of equity investments                     (2,253)           (1,673)
  Interest expense                                                     (51,037)          (21,092)
  Other                                                                  1,504             8,885
  Minority interest                                                     (3,002)           (1,678)
                                                                  ------------      ------------
Income before income taxes                                             104,766            62,320
Income tax expense                                                      (3,099)           (2,761)
                                                                  ------------      ------------
Net Income                                                        $    101,667      $     59,559
                                                                  ============      ============

CALCULATION OF LIMITED PARTNERS' INTEREST IN NET INCOME:
  Net Income                                                      $    101,667      $     59,559
    Less:  General Partner's interest in Net Income                    (41,622)          (22,257)
                                                                  ------------      ------------
  Limited Partners' Net Income                                    $     60,045      $     37,302
                                                                  ============      ============


CALCULATION PER LIMITED PARTNER UNIT (FULLY DILUTED):
  Net Income per unit                                             $       0.89      $       0.63
                                                                  ============      ============


  Number of Units Used in Computation                                   67,611            59,549
                                                                  ============      ============


ADDITIONAL PER UNIT INFORMATION:

  Depreciation and amortization                                   $       0.48
                                                                  ============
  Sustaining capital expenditures                                 $       0.24
                                                                  ============

              KINDER MORGAN ENERGY PARTNERS, L.P. AND SUBSIDIARIES
                    EARNINGS CONTRIBUTION BY BUSINESS SEGMENT
                                   (Unaudited)
                                 (in thousands)


                                                    THREE MOS. ENDED MARCH 31
                                                   --------------------------
                                                      2001            2000
                                                   ----------      ----------
SEGMENT EARNINGS BEFORE DD&A:
 Product Pipelines                                  $   85,793      $   64,761
 Natural Gas Pipelines                                  66,274          36,074
 CO2 Pipelines                                          27,588           3,590
 Bulk Terminals                                         15,334          11,771
 Liquids Terminals                                      20,400              --

SEGMENT EARNINGS CONTRIBUTION:
 Product Pipelines                                  $   69,848      $   53,407
 Natural Gas Pipelines                                  58,672          29,139
 CO2 Pipelines                                          23,462           3,587
 Bulk Terminals                                         12,248           9,545
 Liquids Terminals                                      18,831              --

 General and Administrative                           (28,585)        (14,323)
 Net Debt Costs (Includes Interest Income)            (49,807)        (20,118)
 Less: Minority Interest                               (3,002)         (1,678)
                                                   ----------      ----------
Net Income                                         $  101,667      $   59,559
                                                   ==========      ==========


                                VOLUME HIGHLIGHTS

                                                                     THREE MOS. ENDED MARCH 31
                                                                  ------------------------------
                                                                      2001             2000
                                                                  ------------      ------------
PRODUCT PIPELINES
     Delivery Volumes (MBbl) (1)                                       171,970           164,636

NATURAL GAS PIPELINES
     Transport Volumes (Bcf) (2)                                         109.1             107.8

CO2 PIPELINES
     Delivery Volumes (Bcf) (3)                                           98.7              94.3

BULK TERMINALS
     Transload Tonnage (Mtons) (4)                                      11,680            11,041

LIQUIDS TERMINALS
     Throughput Volumes (MBbl) (5)                                         108               103


(1) Includes Pacific, Plantation, North System, Central Florida, Cypress and Heartland. 2000 information for comparative purposes only.
(2) Includes KMIGT and Trailblazer.
(3) Includes Cortez, Central Basin and CRC pipeline volumes. 2000 information for comparative purposes only.
(4) Includes Cora, Grand Rivers and KMBT aggregate terminals.
(5) Includes 5 terminals in Houston, New Jersey, Chicago and Philadelphia. 2000 information for comparative purposes only.